Exhibit 10.17

  [Confidential Treatment has been requested for this portion of this Exhibit]

                              WEBTV NETWORKS, INC.
                        INDEPENDENT CONTRACTOR AGREEMENT
                                 (NON-STANDARD)

This Independent CONTRACTOR Agreement (the "Agreement") is made effective as of October 1, 2000 (the "Effective Date"), by and between WEBTV NETWORKS, INC., a California corporation and wholly owned subsidiary of Microsoft Corporation ("WNI"), and SNAP2 Corporation, acting as an independent contractor ("CONTRACTOR").

WNI and CONTRACTOR agree as follows:

1. WORK, DELIVERY SCHEDULE, ACCEPTANCE

1.1 CONTRACTOR shall perform the following work for WNI ("WORK"):

     CONTRACTOR shall provide specialized consulting services to [Confidential Treatment has been requested for this portion of this Exhibit]

     [Confidential Treatment has been requested for this portion of this Exhibit]

     o [Confidential Treatment has been requested for this portion of this Exhibit]

     o [Confidential Treatment has been requested for this portion of this Exhibit]

1.2 CONTRACTOR shall start on October 23, 2000 and complete the WORK on or before February 28, 2001 and deliver it in accordance with the schedule set forth below:

     o  Milestone 1 - BSG Version - 11/6/00

     o  Milestone 2 - Final Version - 11/30/00

     o  Milestone 3 - Release Candidate Declared - 12/15/00

1.3 The WORK performed by CONTRACTOR shall conform to and be delivered to WNI in accordance with the description and specifications set forth in this Agreement. All WORK delivered must reference the Agreement Contract Number. In the event that WNI desires to make changes to the WORK specifications and/or delivery schedule during the term of this Agreement, WNI shall so notify CONTRACTOR, and both parties shall agree in writing on necessary adjustments, if any, to the other terms of this Agreement to accommodate such changes.

1.4 For software code deliverables, WNI shall evaluate WORK at the beta and final version of each deliverable and shall submit a written acceptance or rejection to CONTRACTOR within ten (10) business days after WNI's receipt of the engineering prototype and beta versions and within thirty (30) days after receipt of the final version of the deliverable. Acceptance shall be in writing, and WNI shall not unreasonably withhold its acceptance. If WNI identifies errors in each deliverable prior to acceptance, then CONTRACTOR shall correct such errors within the time specified in Exhibit A with respect to errors discovered of each deliverable.

     For documentation or report deliverables, if any, WNI shall evaluate each version of such deliverable. In the event that it requires corrections, WNI shall specify the corrections needed and CONTRACTOR shall deliver an amended version of such documentation within five (5) business days.

     If CONTRACTOR fails to deliver any deliverable within the dates specified herein and if any errors discovered before acceptance cannot be eliminated in the correction period specified in Exhibit A then WNI may, at its option: (i) retain the deliverable (including any applicable documentation) with rights as set forth in the Agreement, and pay CONTRACTOR for all outstanding WORK for which WNI has accepted corresponding deliverables, with no further development and license fee to be paid to CONTRACTOR thereafter; (ii) extend the correction period; or (iii) suspend its performance and/or terminate this Agreement for cause.

2. LICENSE TO WNI MATERIALS


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WNI   grants  to   CONTRACTOR   a   nonexclusive,   personal,   nontransferable,
nonassignable, limited license to use the WNI Materials solely on WNI's premises and CONTRACTOR'S premises, by CONTRACTOR's employees and contractors as a reference to the extent necessary to complete the WORK.

3. PAYMENT

3.1 WNI shall pay CONTRACTOR an amount [Confidential Treatment has been requested for this portion of this Exhibit]

     o [Confidential Treatment has been requested for this portion of this Exhibit]

     o [Confidential Treatment has been requested for this portion of this Exhibit]

     o [Confidential Treatment has been requested for this portion of this Exhibit]

3.2 All payments due hereunder are conditioned upon WNI's written acceptance of the WORK. CONTRACTOR shall invoice WNI upon completion and delivery of each portion of the WORK. Such payment is due net thirty (30) days from the later of (a) WNI's acceptance of the WORK, or (b) WNI's receipt of a CONTRACTOR invoice.

3.3 CONTRACTOR shall bear sole responsibility for all expenses incurred in connection with the performance of the WORK, unless otherwise agreed to in writing by WNI.

4.   OWNERSHIP OF WORK BY WNI

To the extent that the WORK delivered to WNI hereunder includes material subject to copyright, CONTRACTOR agrees that the WORK is done as a "work for hire" as that term is defined under U.S. copyright law, and that as a result, WNI shall own all copyrights in the WORK. To the extent that the WORK does not qualify as a work for hire under applicable law, and to the extent that the WORK includes material subject to copyright, patent, trade secret, or other proprietary right protection, CONTRACTOR hereby assigns to WNI, its parent companies, successors and assigns, all right, title and interest in and to the WORK, including all copyrights, patents, trade secrets, and other proprietary rights therein (including renewals thereof). CONTRACTOR shall execute and deliver such instruments and take such other action as may be required and requested by WNI to carry out the assignment contemplated by this paragraph. Any documents, magnetically or optically encoded media, or other materials created by CONTRACTOR pursuant to this Agreement shall be owned by WNI and subject to the terms of this section. To the maximum extent permitted by law, CONTRACTOR waives all moral rights in the WORK.

5. WARRANTIES

CONTRACTOR warrants that:

     (a) CONTRACTOR's performance of the WORK pursuant to this Agreement will not violate any agreement or obligation between CONTRACTOR and a third party;

     (b) The WORK will either be originally created by CONTRACTOR, or that CONTRACTOR will obtain all necessary rights to the WORK to transfer ownership to WNI as required by Section 4 above;

     (c) The WORK will not infringe any copyright, patent, trade secret, trademark or other proprietary right held by any third party;

     (d) All services provided by CONTRACTOR in connection with the WORK will be performed in a professional manner and shall be of a high grade, nature, and quality;

     (e) Any software, hardware or firmware provided by CONTRACTOR to WNI or used by CONTRACTOR in connection with the WORK performed by CONTRACTOR under this Agreement accurately manipulate, process, compare, display and calculate date or time data from, into, and between the twentieth and twenty-first centuries, including leap years; and the information technology, financial, operational, communication and other systems and processes used by CONTRACTOR, its subcontractors, agents, and other third parties in connection with the WORK shall not be interrupted or adversely affected by the manipulation, processing, comparison, display or calculation of dates from, into and between the twentieth and twenty-first centuries, including leap years. Additionally, CONTRACTOR agrees to cooperate with WNI and provide all necessary information in a prompt manner should MICROSOFT have any inquiries regarding the Year 2000 readiness of CONTRACTOR or any of the information or technology that is the subject of this
Section 5(e); and


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     (f) The WORK  performed  by  CONTRACTOR  under  this  Agreement  will be in compliance with all applicable U.S. laws and regulations.

6. INDEMNITY

CONTRACTOR agrees to indemnify, pay the defense costs of, and hold WNI and its parent companies, successors, officers, directors and employees harmless from any and all actions, causes of action, claims, demands, costs, liabilities, expenses and damages (including attorneys' fees) arising out of, or in connection with (i) any claim for bodily injury, death, or property damage to the extent caused by CONTRACTOR in connection with the WORK, (ii) any claim that the WORK infringes any copyright, patent, trade secret, trademark, or other legal right of any third party, or (iii) any other claim that, if true, would constitute a breach of CONTRACTOR's warranties set forth in Section 5 above.

7. CONFIDENTIALITY

CONTRACTOR agrees that at all times during the term of this Agreement, and for five (5) years thereafter, CONTRACTOR will hold in strictest confidence, and will not use or disclose to any third party, any Confidential Information, as defined herein. The term "Confidential Information" shall mean all non-public information that WNI designates as being confidential, or which, under the circumstances of disclosure ought to be treated as confidential. Confidential Information includes, without limitation, the terms and conditions of this Agreement, information relating to released or unreleased WNI products, marketing or promotion of any WNI product, business policies or practices of WNI, customers or suppliers of WNI, or information received from others that WNI is obligated to treat as confidential. If CONTRACTOR has any questions as to what comprises Confidential Information, CONTRACTOR agrees to consult with WNI. Confidential Information shall not include information that was known to CONTRACTOR prior to WNI's disclosure to CONTRACTOR, or information that becomes publicly available through no fault of CONTRACTOR.

8. INSURANCE

     8.1 CONTRACTOR warrants that it shall maintain sufficient insurance coverage to enable it to meet its obligations created by this Agreement and by law. Without limiting the foregoing, CONTRACTOR warrants that such insurance shall include the following lines of coverage (with minimum limits of $1,000,000 per occurrence) to the extent this Agreement creates exposures generally covered by these insurance policies: Commercial General Liability (Occurrence Form), Automobile Liability, Workers' Compensation (statutory limits), and Employer's Liability.

     8.2 In addition, if:

     (a) the WORK consists of, includes, or results in any copyrightable material; or

     (b) CONTRACTOR's performance of the WORK constitutes such professional consulting services as:

          (i) system development, design, or maintenance;

          (ii) technical support; or

          (iii)   financial   services  (e.g.,   collections,   and  transaction
     authorization);

               then CONTRACTOR shall maintain Professional Liability and Errors & Omissions Liability Insurance with policy limits of not less than One Million Dollars (US$1,000,000.00) each claim with a deductible of not more than Twenty-Five Thousand Dollars (US$25,000.00). Such insurance shall include coverage for infringement of any proprietary right of any third party, including without limitation copyright and trademark infringement as related to CONTRACTOR's performance under this Agreement. The Professional Liability and Errors & Omissions Liability Insurance retroactive coverage date will be no later than the Effective Date. CONTRACTOR shall maintain an extended reporting period providing that claims first made and reported to the insurance company within two (2) years after WNI's final payment for the WORK will be deemed to have been made during the policy period.

     8.3 Upon request, CONTRACTOR shall deliver to WNI proof of such coverage. In the event that CONTRACTOR's proof evidences coverage which WNI reasonably determines to be less than that required to meet CONTRACTOR'S obligations created by this Agreement, then CONTRACTOR agrees that it shall promptly acquire such coverage and notify WNI in writing thereof.


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9. TERM

9.1 WNI may terminate this Agreement and cancel CONTRACTOR's services hereunder at any time without cause and without further obligation to CONTRACTOR except for payment due for services performed with respect to WORK completed and accepted by WNI prior to the date of written notice of such termination.

9.2 Upon the earlier of either completion of the WORK or termination of this Agreement, CONTRACTOR shall return to WNI all WNI Materials, drawings, blueprints, notes, memoranda, specifications, designs, devices, documents and any other material containing or disclosing any confidential or proprietary information of WNI. CONTRACTOR shall not retain any such materials without WNI's written approval. In the event of termination of this Agreement and upon request by WNI, CONTRACTOR agrees to turn over to WNI all WORK, whether complete or in progress, within ten (10) days of such termination.

9.3 Upon any expiration of this Agreement, Sections 4, 5, 6, 7, 9.2, 9.3, and 10 shall survive.

10.  GENERAL

10.1 CONTRACTOR is an independent contractor for WNI. Nothing in this Agreement shall be construed as creating an employer-employee relationship, as a guarantee of future employment, or as a limitation upon WNI's sole discretion to terminate this Agreement at any time without cause. CONTRACTOR further agrees to be responsible for all of CONTRACTOR's federal and state taxes, withholding, social security, insurance, and other benefits. Upon request, CONTRACTOR shall provide WNI with satisfactory proof of independent contractor status. CONTRACTOR further warrants that in the event the Internal Revenue Service or any other state or local agency determines that CONTRACTOR is a common law employee of WNI and therefore subject to withholding and payroll taxes (e.g. federal income tax, FICA, FUTA, etc.), CONTRACTOR will fully indemnify WNI for all such withholding and payroll taxes, and associated interest and penalties, if any, assessed against WNI in connection with such determination. In the event taxes are required to be withheld on payments made hereunder by any U.S. (state or federal) or foreign government, WNI may deduct such taxes from the amount owed CONTRACTOR and pay them to the appropriate taxing authority. WNI shall in turn promptly secure and deliver to CONTRACTOR an official receipt for any taxes withheld. WNI will use reasonable efforts to minimize such taxes to the extent permissible under applicable law.

10.2 CONTRACTOR is free to engage in other independent contracting activities, provided that CONTRACTOR does not engage in any such activities which are inconsistent with any provisions hereof, or that so occupy CONTRACTOR's time as to interfere with the proper and efficient performance of CONTRACTOR's services hereunder.

10.3 This Agreement may not be assigned by either party without prior written consent of the other; provided, however, WNI may assign the Agreement to Microsoft Corporation.

10.4 CONTRACTOR agrees that WNI will not be responsible for loss of or damage to any personal property located on WNI premises belonging to CONTRACTOR.

10.5 This Agreement shall be governed by and construed in accordance with the laws of the State of California, Northern District. The federal and state courts within the State of California, Northern District, shall have exclusive jurisdiction to adjudicate any dispute arising with this Agreement and CONTRACTOR hereby consents to such jurisdiction. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees. Process shall be served on either party in the manner authorized by applicable law or court rule.

10.6 This Agreement does not constitute an offer by WNI and it shall not be effective until signed by both parties. This Agreement constitutes the entire agreement between parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. It shall not be modified except by a written agreement signed by CONTRACTOR and WNI by their duly authorized representatives.


WNI NETWORKS, INC.                          SNAP2 CORPORATION
1065 La Avenida                             10641 Justin Drive
Mountain View, CA 94043                     Des Moines, IA 50322


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By Dan Zigmund                             By Mark Malinak
                                                          ----------------------
(Sign)                                     (Sign)
Dan Zigmund                                Mark Malinak
-------------------------------------      -------------------------------------
Name (Print)                               Name (Print)
Director of Client Engineering             V.P. Sales
-------------------------------------      -------------------------------------
Title                                      Title
10/24/00                                   10/20/00
-------------------------------------      -------------------------------------
Date                                       Date

                                           Federal Tax ID# 39-1891053
                                           CONTRACTOR's
                                           Federal Employer ID Number
                                           or Social Security number


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                                    EXHIBIT A

[Confidential Treatment has been requested for this portion of this Exhibit]


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